Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Perspecta Inc. and further agree that this Agreement be included as an exhibit thereto.

Dated as of June 6, 2018.

THE SI ORGANIZATION HOLDINGS LLC
By: The Veritas Capital Fund IV, L.P., acting as the Majority of Members

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: Authorized Signatory

THE VERITAS CAPITAL FUND IV, L.P.

By: Veritas Capital Partners IV, L.L.C., its General Partner

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: Managing Partner

VERITAS CAPITAL PARTNERS IV, L.L.C.

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: Managing Partner

RAMZI M. MUSALLAM

By:	/s/ Ramzi M. Musallam